Exhibit 10.3
Republic Property Trust, Republic Property Limited Partnership and Republic Property TRS
Change in Control Severance Plan
(and Summary Plan Description)
     This Change in Control Severance Plan (the “Plan”) sets forth the terms of severance benefits for certain employees of Republic Property Trust (the “REIT”) and Republic Property Limited Partnership (the “Operating Partnership”), Republic Property TRS, a Delaware limited liability company ( “TRS,” and together with the REIT and the Operating Partnership, the “Company”) in the event of a termination of employment with the Company under the circumstances described below following a Change in Control of the Company. For purposes of this Plan, “Company” will include any successor to substantially all of the business, shares or assets of the Company.
     The Plan shall be effective as of June 29, 2007.
     The Plan is an employee welfare benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). This Plan document is also the summary plan description of the Plan. References in the Plan to “You” or “Your” are references to an employee of the Company.
     1. Eligibility and Participation. You will be eligible for benefits under this Plan only if, immediately prior to the effective date of a Change in Control, you are a full-time employee of the Company (provided that you will be considered a full-time employee of the Company if you on a Company-approved leave of absence immediately prior to the effective date of a Change in Control and you were employed full-time immediately prior to the commencement of such leave). You will not be eligible for benefits under this Plan if you are a party to any individual Change in Control Severance Agreement or Employment Agreement approved by the Board or a committee thereof in effect as of the Change in Control.
          All eligible employees of the Company holding a title of Vice President or higher immediately prior to the effective date of a Change in Control will be “Tier I” employees for purposes of the Plan. All other eligible employees of the Company will be “Tier II” employees for purposes of the Plan.
          To become a participant in the Plan, an eligible employee must sign and deliver to the General Counsel of the Company a Participant Acknowledgment in the form of Appendix A.
     2. Severance Benefit. If you are a participant in the Plan, and you are discharged from employment by the Company without Cause on or within 12 months following the effective date of a Change in Control, subject to your compliance with Sections 3 and 5, you will receive the benefits set forth below:

          (a) Accrued Obligations. On the date you are discharged from employment, you will receive a lump sum payment in cash for (i) your fully earned but unpaid base salary, through the date of discharge, at the rate then in effect, and (ii) your accrued but unused vacation through the date of discharge.
          (b) Base Salary Severance Benefit. You will receive a severance benefit (your “Base Salary Severance Benefit”) in one lump sum payment in cash based on your Monthly Base Salary and your Years of Service. This payment will be paid to you within 15 days following your Release Effective Date (as defined below in Section 3), but in no event will your Base Salary Severance Benefit payment be paid on a date that is later than 2 1/2 months following the end of calendar year in which you are discharged from employment.
          Your Base Salary Severance Benefit will equal your Monthly Base Salary, multiplied by the number of whole and fractional months (your “Severance Months”) determined as follows:
               (i) 9 months (if you are a Tier I Employee), or 3 months (if you are a Tier II Employee), plus
               (ii) your Years of Service, multiplied by your Severance Multiple, with your Severance Multiple determined as follows:

Annual Base Salary	Severance Multiple
$0 - $49,999	1.0
$50,000 - $99,999	1.25
$100,000 - $149,999	1.50
$150,000 - $199,999	1.75
     However, your Severance Months will not exceed 18 months (or, if you have 15 or more Years of Service, your Severance Months will not exceed 21 months).
     Your “Annual Base Salary” will be the annual rate of your base salary from the Company as in effect on the date of your discharge from employment with the Company (or, if greater, the annual rate of your base salary from the Company immediately prior to the Change in Control). For this purpose, your base salary will not include any bonus, incentive compensation, benefits or expense reimbursements or Share Awards. If you are an hourly employee, your “Annual Base Salary” will be your hourly wage rate (determined without regard to overtime) on the date of your discharge from employment with the Company (or, if greater, your hourly wage rate immediately prior to the Change in Control) multiplied times your annual scheduled hours determined on the date on which your employment is terminated. Your “Monthly Base Salary” will be your Annual Base Salary, divided by 12 (rounded up to the nearest dollar).

     Your “Years of Service” will be determined by (A) the calendar year in which your discharge from employment with the Company occurs, less (B) the calendar year in which you were employed by the Company or a predecessor of the Company (including, without limitation, Republic Property Corporation or RKB Washington Property Fund I L.P.) (a “Predecessor Company”).
     The following examples demonstrate how an eligible employee’s Base Salary Severance Benefit is determined.
     Example: Employee A is a participant in the Plan and is discharged from employment without Cause on or within 12 months following a Change in Control. Employee A was employed by Republic Property Corporation in 2005 and is a Tier II employee. Employee A is discharged in 2008 and Employee A’s Annual Base Salary is $60,000.
     Employee A’s Years of Service equal: (A) 2008 (the calendar year of discharge), less (B) 2005 (the calendar year of hire), or 3 Years of Service.
     Employee A’s Severance Months equal: (i) 3 months (as a Tier II employee), plus (ii) three (3) Years of Service, multiplied by 1.25 (Employee A’s Severance Multiple), or 3.75 months. Thus, Employee A’s Severance Months equal 6.75 months. Employee A’s Monthly Base Salary equals $60,000, divided by 12, or $5,000.
     Employee A’s Base Salary Severance Benefit equals 6.75 (Severance Months), multiplied by $5,000 (Monthly Base Salary), or $33,750.
* * * * *
     Example: Employee B is a participant in the Plan and is discharged from employment without Cause on or within 12 months following a Change in Control. Employee B was employed by Republic Property Corporation in 2002 and is a Tier I employee. Employee B is discharged in 2008 and Employee B’s Annual Base Salary is $160,000.
     Employee B’s Years of Service equal: (A) 2008 (the calendar year of discharge), less (B) 2002 (the calendar year of hire), or 6 Years of Service.
     Employee B’s Severance Months equal: (i) 9 months (as a Tier I employee), plus (ii) 6 Years of Service, multiplied by 1.75 (Employee B’s Severance Multiple), or 10.5 months or for a total of 19.5 months, but Employee B’s Severance Months will not exceed 18 months. Thus, Employee B’s Severance Months equal 18 months. Employee B’s Monthly Base Salary equals $160,000, divided by 12, or $13,333.

     Employee B’s Base Salary Severance Benefit equals 18 (Severance Months), multiplied by $13,333 (Monthly Base Salary), or $240,000.
          (c) Continued Health Benefits. If you elect continued coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the Company will pay the premiums of your group health insurance coverage, including coverage for your eligible dependents, for a period of months equal to your Severance Months; provided, however, your health insurance coverage will not exceed twelve (12) months; provided, further, that the Company will pay premiums for your eligible dependents only for coverage for which those eligible dependents were enrolled immediately prior to the date of termination of your employment. No premium payments will be made following the effective date of your eligibility for coverage by a health insurance plan of a subsequent employer. For the balance of the period that you are entitled to coverage under federal COBRA law, if any, you will be entitled to maintain such coverage at your own expense.
          (d) Accelerated Vesting of Share Awards. The vesting and/or exercisability of any outstanding unvested Share Awards will be automatically accelerated on the Release Effective Date.
     3. Release Prior To Payment Of Benefits. Prior to the payment of any benefits under this Plan, you will be required to execute a release (the “Release”) in the form attached hereto and incorporated herein as Appendix B or Appendix C, as applicable. Such Release will specifically relate to all of your rights and claims in existence at the time of such execution and will confirm your obligations under the Company’s standard form of proprietary information and inventions agreement.
          As specified in the applicable Release, you will have a certain number of calendar days to consider whether to execute such Release, and you may revoke such Release within 7 calendar days after execution. You must execute the Release and not revoke the Release in order to be entitled to benefits under this Plan. With respect to each participant in the Plan, his or her “Release Effective Date” will be the day upon which the 7 day revocation period applicable to such Release expires without a revocation of such Release by the participant.
          Your Release Effective Date must be within 55 days following the date of your termination of employment. If your Release Effective Date does not occur within 55 days of your termination of employment, you will not be entitled to benefits under this Plan.
     4. Parachute Payments. If any payment or benefit you would receive under this Plan, when combined with any other payment or benefit you receive pursuant to the termination of your employment with the Company (“Payment”), would (i) constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment will be reduced to such lesser amount (with cash payments being reduced before equity compensation) as would result in no portion of the Payment being subject to the Excise Tax. All determinations required to be made under this Section 4, including whether and to what extent the Payments will be reduced and the assumptions to be utilized in arriving at such determination, will be made by the Company. Any determination by the Company will be binding.

     5. Restrictive Covenants.
          (a) You agree with the Company that for the period during which you are employed by the Company and for a period of 12 months thereafter, you will not in any manner (i) directly or indirectly solicit, induce or encourage any employee or independent contractor to terminate their employment with the Company or to cease rendering services to the Company, and you shall not initiate discussions with any such person for any such purpose or authorize or knowingly cooperate with the taking of any such actions by any other person, or (ii) hire (on your behalf or on behalf of any other person or entity) any employee who has left the employment of the Company within 12 months of the termination of such employee’s employment with the Company.
          (b) You agree that:
               (i) You will keep secret and retain in strictest confidence, and will not use for your personal benefit or the benefit of others or directly or indirectly disclose, except as may be required or appropriate in connection with his carrying out your duties with the Company, all confidential information, knowledge or data relating to the Company or any of its Related Companies, or to the Company’s or any such Related Company’s respective businesses and investments (including confidential information of others that has come into the possession of the Company or any such Related Company), learned by you heretofore or hereafter directly or indirectly from the Company or any of its Related Companies and which is not generally available lawfully and without breach of confidential or other fiduciary obligation to the general public without restriction (the “Confidential Company Information”), except with the Company’s express written consent or as may otherwise be required by law or any legal process.
               (ii) To the extent that any court or agency seeks to have you disclose confidential information, you will promptly inform the Company, and you will take such reasonable steps to prevent disclosure of confidential information until the Company has been informed of such requested disclosure, and the Company has an opportunity to respond to such court or agency. To the extent that you obtain information on behalf of the Company or any Related Company that may be subject to attorney-client privilege as to the Company’s attorneys, you will take reasonable steps to maintain the confidentiality of such information and to preserve such privilege.
               (iii) Nothing in the foregoing provisions of this subsection 5(b) will be construed so as to prevent you from using, in connection with your employment for yourself or an employer other than the Company or any Related Company, knowledge which is generally known (other than by reason of a violation of this subsection 5(b)) to persons of your experience in other companies in the same industry.

          (c) If you are discharged from employment for any reason, the Company shall have the right, at its option, to require you to vacate your office prior to or on the effective date of discharge and to cease all activities on the Company’s behalf. Upon your discharge from employment in any manner, as a condition to your receipt of any post-termination benefits described in this Plan, you shall immediately surrender to the Company all lists, books and records of, or in connection with, the Company’s business, and all other property belonging to the Company (including, but not limited to, computers, keys, security codes, access cards, credit cards, uniforms, blackberrys and cell phones), it being distinctly understood that all such lists, books and records, and other documents, are the property of the Company. You shall deliver to the Company a signed statement certifying compliance with this Section 5(c) prior to the receipt of any post-termination benefits described in this Plan.
          (d) If you breach or threaten to commit a breach of any of the provisions of this Section 5, the Company shall have the right to cease all severance payments and benefits to you under subsections (b) through (d) of Section 2, in addition to any other rights and remedies available to the Company under law or in equity.
     6. Effective Date of Plan; Amendment. This Plan will be effective as of June 29, 2007.
          Prior to a Change in Control, the Compensation Committee of the Board will have the power to amend or terminate this Plan from time to time in its sole and absolute discretion prior to the occurrence of a Change in Control.
          On or after the date of a Change in Control, the Compensation Committee of the Board may amend or terminate this Plan from time to time in its sole and absolute discretion; provided, however, that no such termination or amendment shall impair your rights to benefits under the terms and conditions of the Plan, as in effect prior to such termination or amendment, without your written consent.
     7. Claims Procedures.
          (a) Normally, you do not need to present a formal claim to receive benefits payable under this Plan.
          (b) If any person (the “Claimant”) believes that benefits are being denied improperly, that the Plan is not being operated properly, that fiduciaries of the Plan have breached their duties, or that the Claimant’s legal rights are being violated with respect to the Plan, the Claimant must file a formal claim, in writing, with the Plan Administrator. This requirement applies to all claims that any Claimant has with respect to the Plan, including claims against fiduciaries and former fiduciaries, except to the extent the Plan Administrator determines, in its sole discretion, that it does not have the power to grant all relief reasonably being sought by the Claimant.
          (c) A formal claim must be filed within 90 days after the date the Claimant first knew or should have known of the facts on which the claim is based, unless the Plan Administrator in writing consents otherwise. The Plan Administrator will provide a Claimant, on request, with a copy of the claims procedures established under subsection (d).

          (d) The Plan Administrator has adopted procedures for considering claims (which are set forth in Appendix D), which it may amend from time to time, as it sees fit. These procedures will comply with all applicable legal requirements. These procedures may provide that final and binding arbitration will be the ultimate means of contesting a denied claim (even if the Plan Administrator or its delegates have failed to follow the prescribed procedures with respect to the claim). The right to receive benefits under this Plan is contingent on a Claimant using the prescribed claims procedures to resolve any claim.
     8. Plan Administration.
          (a) The Plan will be administered by the Compensation Committee of the Board and/or its delegate which will be one or more senior officers of the Company (the “Plan Administrator”). The Plan Administrator is responsible for the general administration and management of the Plan and will have all powers and duties necessary to fulfill its responsibilities, including, but not limited to, the discretion to interpret and apply the Plan and to determine all questions relating to eligibility for benefits. The Plan will be interpreted in accordance with its terms and their intended meanings. All actions taken and all determinations made in good faith by the Plan Administrator or by Plan fiduciaries will be final and binding on all persons claiming any interest in or under the Plan.
          (b) If, due to errors in drafting, any Plan provision does not accurately reflect its intended meaning, as demonstrated by consistent interpretations or other evidence of intent, or as determined by the Plan Administrator in its sole discretion, the provision will be considered ambiguous and will be interpreted by the Plan Administrator and all Plan fiduciaries in a fashion consistent with its intent, as determined in the sole discretion of the Plan Administrator. The Plan Administrator will amend the Plan retroactively to cure any such ambiguity.
          (c) No Plan fiduciary will have the authority to answer questions about any pending or final business decision of the Company or any affiliate that has not been officially announced, to make disclosures about such matters, or even to discuss them, and no person will rely on any unauthorized, unofficial disclosure. Thus, before a decision is officially announced, no fiduciary is authorized to tell any person, for example, that he or she will or will not be laid off or that the Company will or will not offer exit incentives in the future. Nothing in this subsection will preclude any fiduciary from fully participating in the consideration, making, or official announcement of any business decision.
          (d) This Section may not be invoked by any person to require the Plan to be interpreted in a manner inconsistent with its interpretation by the Plan Administrator or other Plan fiduciaries.

     9. Superseding Plan. This Plan (i) will be the only plan with respect to which benefits may be provided to you as a result of your discharge by the Company without Cause on or within 12 months following a Change in Control and (ii) will supersede any other plan previously adopted by the Company with respect to severance benefits payable to you as a result of a Change in Control. Any of your rights hereunder will be in addition to any rights you may otherwise have under benefit plans or agreements of the Company (other than severance plans or agreements) to which you are a party or in which you are a participant, including, but not limited to, any Company-sponsored employee benefit plans and equity incentive award plans, including the 2005 Omnibus Long-Term Incentive Plan and any awards made thereunder.
     10. Limitation On Employee Rights. This Plan will not give any employee the right to be retained in the service of the Company, nor will it interfere with or restrict the right of the Company to discharge or retire the employee.
     11. No Third-Party Beneficiaries. This Plan will not give any rights or remedies to any person other than eligible employees and the Company.
     12. Successors. This Plan shall be binding upon and inure to the benefit of the successors of the Company.
     13. Governing Law and Venue. This Plan is a welfare plan subject to ERISA and it will be interpreted, administered, and enforced in accordance with that law. To the extent that state law is applicable, the statutes and common law of the State of Delaware, excluding any that mandate the use of another jurisdiction’s laws, will apply. Any suit brought hereon shall be brought in the federal courts sitting in the Northern District of Virginia, and you hereby waive any claim or defense that such forum is not convenient or proper.
     14. Miscellaneous. Where the context so indicates, the singular will include the plural and vice versa. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan. Unless the context clearly indicates to the contrary, a reference to a statute or document will be construed as referring to any subsequently enacted, adopted, or executed counterpart.
     15. Notice. For purposes of this Plan, notices and all other communications provided for in this Plan will be in writing and will be deemed to have been duly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed to the Company at its primary office location and to an employee at such employee’s last known address as listed on the Company’s records, provided that all notices to the Company will be directed to the attention of its Secretary, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address will be effective only upon receipt.

     16. Withholding. The Company will be entitled to withhold from any payments or deemed payments to you hereunder any amount of withholding required by law.
     17. Additional Information. As a participant in the Plan, you are entitled to certain rights and protections under ERISA, as described in Appendix E.
     18. Term. The term of this Plan shall commence on the date hereto and end on the earlier of the second anniversary of the date hereof or upon completion of all payments due to you if a Change in Control occurs before the second anniversary of the date hereof.
     19. Definitions. For purposes of this Plan, the following terms will have the following meanings:
          (a) “Board” means the board of trustees of the REIT.
          (b) “Cause” means that, in the reasonable determination of the Company, you:
               (i) have willfully and continually failed or habitually neglected to perform your duties;
               (ii) have committed an act of fraud, theft, dishonesty or other illegal conduct related to the business of the Company or its Related Companies or the performance of your duties;
               (iii) have used or disclosed, in an unauthorized manner, confidential information or trade secrets of the Company or any of its Related Companies that has a material adverse impact on such entity; or
               (iv) have been convicted of (or entered a plea of no contest to) a felony.
          (c) “Change in Control” means the happening of any of the following:
               (i) Any “Person” (having the meaning ascribed to such term in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and used in Sections 13(d) and 14(d) thereof, including a “group” within the meaning of Section 13(d)(3)) has or acquires Beneficial Ownership of 50% or more of the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors (“Voting Securities”); provided, however, that in determining whether a Change in Control has occurred, Voting Securities that are held or acquired by the following will not constitute a Change in Control: (A) the Company or any of its Related Companies or (B) any employee benefit plan (or a trust forming a part thereof) maintained by the Company or any of its Related Companies (the persons or entities described in clauses (A) and (B) above will collectively be referred to as the “Excluded Group”). For purposes of this Plan, “Beneficial Ownership” will mean beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act.

               (ii) The individuals who are members of the Company’s Incumbent Board cease, for any reason, to constitute more than 50% of the Board. For purposes of this Plan, “Incumbent Board” will mean the individuals who, as of the beginning of the period commencing two years prior to the determination date, constitute the Board; provided, however, that any individual who becomes a member of the Board subsequent to the beginning of such two-year period, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) will be considered as though such individual were a member of the Incumbent Board; and provided, further, however, that any such individual whose initial assumption of office occurs as a result of or in connection with an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board will not be considered a member of the Incumbent Board.
               (iii) A consummation of a merger, consolidation or reorganization or similar event involving the Company, whether in a single transaction or in a series of transactions (“Business Combination”), unless, following such Business Combination:
                    (A) the Persons with Beneficial Ownership of the Company, immediately before such Business Combination, have Beneficial Ownership of more than 50% percent of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation (or in the election of a comparable governing body of any other type of entity) resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) (the “Surviving Company”) in substantially the same proportions as their Beneficial Ownership of the Voting Securities immediately before such Business Combination;
                    (B) the individuals who were members of the Incumbent Board immediately prior to the execution of the initial agreement providing for such Business Combination constitute more than 50% percent of the members of the board of directors (or comparable governing body of a noncorporate entity) of the Surviving Company; and
                    (C) no Person (other than a member of the Excluded Group or any Person who immediately prior to such Business Combination had Beneficial Ownership of 30% or more of the then Voting Securities) has Beneficial Ownership of 50% or more of the then combined voting power of the Surviving Company’s then outstanding voting securities.

               (iv) The assignment, sale, conveyance, transfer, lease or other disposition of all or substantially all of the assets of the Company to any Person (other than the Company, any Related Company or an employee benefit plan (or related trust) sponsored or maintained by the Company or any Related Company) unless, immediately following such disposition, the conditions set forth in subsection 16(c)(iii)(A), (B) and (C) above will be satisfied with respect to the entity which acquires such assets.
          (d) “Related Company” will mean any entity that is directly or indirectly controlled by, in control of or under common control with the Company.
          (e) “Share Award” will mean all options, restricted common shares and such other awards granted pursuant to the Company’s equity incentive award plans or agreements, including, but not limited to, the Republic Property Trust 2005 Omnibus Long-Term Incentive Plan, and any common shares issued upon exercise thereof.
* * * * *

     Executed at Herndon, Virginia, effective as of June 29, 2007.

Republic Property Trust
By:
	Name:	Gary R. Siegel
	Title:	Chief Operating Officer

Republic Property Limited Partnership
By:
	Name:	Gary R. Siegel
	Title:	Chief Operating Officer
Republic Property TRS
By:
	Name:	Gary R. Siegel
	Title:	Chief Operating Officer

Appendix A
Participant Acknowledgment
     I hereby acknowledge that I have received a copy of The Republic Property Trust, Republic Property Limited Partnership and Republic Property TRS Change in Control Severance Plan (the “Plan”) and hereby agree to the terms thereof, including, without limitation, the confidentiality and non-solicitation covenants set forth in Section 5 of the Plan.

Employee Signature
Print Name:
Date:

Appendix B
Release
(Individual Termination)
     THIS RELEASE is made as of this day of                      ,                      , by and among Republic Property Trust, Republic Property Limited Partnership and Republic Property TRS (collectively, the “Company”) and                       (“Employee”).
     Certain capitalized terms used in this Release are defined in The Republic Property Trust, Republic Property Limited Partnership and Republic Property TRS Change in Control Severance Plan (the “Plan”), the terms of which I have previously agreed to and of which this Release is a part. I have been offered the opportunity to receive the severance benefits described in Section 2 of the Plan from the Company to which I otherwise would not be entitled by executing the general release of claims set forth in this Release.
     I hereby confirm my obligations under Section 5 of the Plan.
     I hereby for myself, and my heirs, agents, executors, successors, assigns and administrators (collectively, the “Related Parties”), intending to be legally bound, do hereby REMISE, RELEASE AND FOREVER DISCHARGE the Company, its affiliates, subsidiaries, parents, joint ventures, and its and their officers, directors, shareholders, employees, predecessors, and partners, and its and their respective successors and assigns, heirs, executors, and administrators (collectively, “Releasees”) from all causes of action, suits, debts, claims and demands whatsoever in law or in equity, which I ever had, now has, or hereafter may have, or which the Related Parties may have, by reason of any matter, cause or thing whatsoever, from the beginning of my initial dealings with the Company or any predecessor to the date of this Release, and particularly, but without limitation of the foregoing general terms, any claims arising from or relating in any way to my employment relationship with Company or any predecessor, the terms and conditions of that employment relationship, and the termination of that employment relationship, including, but not limited to, any claims arising under the Age Discrimination in Employment Act (“ADEA”), as amended, 29 U.S.C. ss. 621 et seq., the Older Worker’s Benefit Protection Act, 29 U.S.C. ss. 626(f)(1), Title VII of The Civil Rights Act of 1964, as amended, 42 U.S.C. ss. 2000e et seq., the Civil Rights Act of 1871, the Civil Rights Act of 1991, the Americans with Disabilities Act, 42 U.S.C. ss. 12101—12213, the Rehabilitation Act, the Family and Medical Leave Act of 1993 (“FMLA”), 29 U.S.C. ss. 2601 et seq., the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, as amended, the National Labor Relations Act, as amended, the Immigration Reform and Control Act, as amended, the Worker Adjustment and Retraining Notification Act, as amended, the Occupational Safety and Health Act of 1970, as amended, and any other claims under any federal, state or local common law, statutory, or regulatory provision, now or hereafter recognized, and any claims for attorneys’ fees and costs, but not including such claims to vested or accrued payments, benefits and other rights provided to me under the Plan and any employee benefit plan of the Company in which I am a participant.

     This Release is effective without regard to the legal nature of the claims raised and without regard to whether any such claims are based upon tort, equity, implied or express contract or discrimination of any sort. Except as specifically provided herein, it is expressly understood and agreed that this Release will operate as a clear and unequivocal waiver by me of any claim for accrued or unpaid wages, benefits or any other type of payment other than as provided under the Plan and any employee benefit plan of the Company in which I am a participant. It is the intention of the parties to make this Release as broad and as general as the law permits as to the claims released hereunder.
     I further agree and recognize that I have permanently and irrevocably severed my employment relationship with the Company and that the Company has no obligation to employ me in the future.
     The parties agree and acknowledge that the Plan, and the settlement and termination of any asserted or unasserted claims against the Releasees pursuant to the Plan, are not and will not be construed to be an admission of any violation of any federal, state or local statute or regulation, or of any duty owed by any of the Releasees to me.
     I certify and acknowledge as follows:
     (a) That I have read the terms of this Release, and that I understand its terms and effects, including the fact that I have agreed to RELEASE AND FOREVER DISCHARGE all Releasees from any legal action or other liability of any type related in any way to the matters released pursuant to this Release other than as provided in the Plan and in this Release;
     (b) That I have signed this Release voluntarily and knowingly in exchange for the consideration described herein, which I acknowledge is adequate and satisfactory to me and which I acknowledge is in addition to any other benefits to which I am otherwise entitled;
     (c) That I have been and am hereby advised in writing to consult with an attorney prior to signing this Release;
     (d) That I do not waive rights or claims that may arise after the date this Release is executed;
     (e) That neither the Company, nor any of its trustees, managers, employees, or attorneys, has made any representations to me concerning the terms or effects of this Release other than those contained herein;
     (f) That I have not filed, and will not hereafter file, any claim against the Company relating to my employment and/or cessation of employment with the Company, or otherwise involving facts that occurred on or prior to the date that I have signed this Release, other than a claim that the Company has failed to pay me the severance payments or benefits due under the Plan or any employee benefit plan of the Company in which I am a participant.

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     (g) That if I commence, continue, join in, or in any other manner attempt to assert any claim released herein against the Company, or otherwise violates the terms of this Release, (i) I will cease to have any further rights to severance payments or benefits from the Company, and (ii) I will be required to return any severance payments or benefits made to me by the Company (together with interest thereon); and
     (h) I acknowledge that I may later discover facts different from or in addition to those which I know or believe to be true now, and I agree that, in such event, this Release will nevertheless remain effective in all respects, notwithstanding such different or additional facts or the discovery of those facts.
     This Release may not be introduced in any legal or administrative proceeding, or other similar forum, except one concerning a breach of this Release.
     This Release and the Plan constitute the complete understanding between me and the Company concerning the subject matter hereof. No other promises or agreements will be binding unless signed by me and an authorized officer of the Company.
     In the event that any provision or portion of this Release will be determined to be invalid or unenforceable for any reason, the remaining provisions or portions of this Release will be unaffected thereby and will remain in full force and effect to the fullest extent permitted by law.
     The respective rights and obligations of the parties hereunder will survive termination of this Release to the extent necessary for the intended preservation of such rights and obligations.
     This Release will be governed by and construed and interpreted in accordance with the laws of the State of Delaware without reference to the principles of conflict of law.

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FOR EMPLOYEES AGE 40 OR OLDER ONLY:
     I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under ADEA. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (A) my waiver and release do not apply to any rights or claims that may arise on or after the date I execute this Release; (B) I have the right to consult with an attorney prior to executing this Release; (C) I have 21 days to consider this Release (although I may choose to voluntarily execute this Release earlier); (D) I have 7 days following the execution of this Release by the parties to revoke the Release; and (E) this Release will not be effective until the date upon which the revocation period has expired, which will be the eighth day after this Release is executed by me.

[Name of Employee]

Date:

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Appendix C
Release
(Group Termination)
     THIS RELEASE is made as of this day of                      ,                      , by and among Republic Property Trust, Republic Property Limited Partnership and Republic Property TRS (collectively, the “Company”) and                       (“Employee”).
     Certain capitalized terms used in this Release are defined in The Republic Property Trust, Republic Property Limited Partnership and Republic Property TRS Change in Control Severance Plan (the “Plan”), the terms of which I have previously agreed to and of which this Release is a part. I have been offered the opportunity to receive the severance benefits described in Section 2 of the Plan from the Company to which I otherwise would not be entitled by executing the general release of claims set forth in this Release.
     I hereby confirm my obligations under Section 5 of the Plan.
     I hereby for myself, and my heirs, agents, executors, successors, assigns and administrators (collectively, the “Related Parties”), intending to be legally bound, do hereby REMISE, RELEASE AND FOREVER DISCHARGE the Company, its affiliates, subsidiaries, parents, joint ventures, and its and their officers, directors, shareholders, employees, predecessors, and partners, and its and their respective successors and assigns, heirs, executors, and administrators (collectively, “Releasees”) from all causes of action, suits, debts, claims and demands whatsoever in law or in equity, which I ever had, now has, or hereafter may have, or which the Related Parties may have, by reason of any matter, cause or thing whatsoever, from the beginning of my initial dealings with the Company or any predecessor to the date of this Release, and particularly, but without limitation of the foregoing general terms, any claims arising from or relating in any way to my employment relationship with Company or any predecessor, the terms and conditions of that employment relationship, and the termination of that employment relationship, including, but not limited to, any claims arising under the Age Discrimination in Employment Act (“ADEA”), as amended, 29 U.S.C. ss. 621 et seq., the Older Worker’s Benefit Protection Act, 29 U.S.C. ss. 626(f)(1), Title VII of The Civil Rights Act of 1964, as amended, 42 U.S.C. ss. 2000e et seq., the Civil Rights Act of 1871, the Civil Rights Act of 1991, the Americans with Disabilities Act, 42 U.S.C. ss. 12101—12213, the Rehabilitation Act, the Family and Medical Leave Act of 1993 (“FMLA”), 29 U.S.C. ss. 2601 et seq., the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, as amended, the National Labor Relations Act, as amended, the Immigration Reform and Control Act, as amended, the Worker Adjustment and Retraining Notification Act, as amended, the Occupational Safety and Health Act of 1970, as amended, and any other claims under any federal, state or local common law, statutory, or regulatory provision, now or hereafter recognized, and any claims for attorneys’ fees and costs, but not including such claims to vested or accrued payments, benefits and other rights provided to me under the Plan and any employee benefit plan of the Company in which I am a participant.

     This Release is effective without regard to the legal nature of the claims raised and without regard to whether any such claims are based upon tort, equity, implied or express contract or discrimination of any sort. Except as specifically provided herein, it is expressly understood and agreed that this Release will operate as a clear and unequivocal waiver by me of any claim for accrued or unpaid wages, benefits or any other type of payment other than as provided under the Plan and any employee benefit plan of the Company in which I am a participant. It is the intention of the parties to make this Release as broad and as general as the law permits as to the claims released hereunder.
     I further agree and recognize that I have permanently and irrevocably severed my employment relationship with the Company and that the Company has no obligation to employ me in the future.
     The parties agree and acknowledge that the Plan, and the settlement and termination of any asserted or unasserted claims against the Releasees pursuant to the Plan, are not and will not be construed to be an admission of any violation of any federal, state or local statute or regulation, or of any duty owed by any of the Releasees to me.
     The attachment to this Release includes a listing of the ages and job titles of all employees of the Company who are eligible to receive the severance benefits described in the Plan by signing a Release constituting a general release of all claims.
     I certify and acknowledge as follows:
     (a) That I have read the terms of this Release, and that I understand its terms and effects, including the fact that I have agreed to RELEASE AND FOREVER DISCHARGE all Releasees from any legal action or other liability of any type related in any way to the matters released pursuant to this Release other than as provided in the Plan and in this Release;
     (b) That I have signed this Release voluntarily and knowingly in exchange for the consideration described herein, which I acknowledge is adequate and satisfactory to me and which I acknowledge is in addition to any other benefits to which I am otherwise entitled;
     (c) That I have been and am hereby advised in writing to consult with an attorney prior to signing this Release;
     (d) That I do not waive rights or claims that may arise after the date this Release is executed;
     (e) That neither the Company, nor any of its trustees, managers, employees, or attorneys, has made any representations to me concerning the terms or effects of this Release other than those contained herein;

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     (f) That I have not filed, and will not hereafter file, any claim against the Company relating to my employment and/or cessation of employment with the Company, or otherwise involving facts that occurred on or prior to the date that I have signed this Release, other than a claim that the Company has failed to pay me the severance payments or benefits due under the Plan or any employee benefit plan of the Company in which I am a participant.
     (g) That if I commence, continue, join in, or in any other manner attempt to assert any claim released herein against the Company, or otherwise violates the terms of this Release, (i) I will cease to have any further rights to severance payments or benefits from the Company, and (ii) I will be required to return any severance payments or benefits made to me by the Company (together with interest thereon); and
     (h) I acknowledge that I may later discover facts different from or in addition to those which I know or believe to be true now, and I agree that, in such event, this Release will nevertheless remain effective in all respects, notwithstanding such different or additional facts or the discovery of those facts.
     This Release may not be introduced in any legal or administrative proceeding, or other similar forum, except one concerning a breach of this Release.
     This Release and the Plan constitute the complete understanding between me and the Company concerning the subject matter hereof. No other promises or agreements will be binding unless signed by me and an authorized officer of the Company.
     In the event that any provision or portion of this Release will be determined to be invalid or unenforceable for any reason, the remaining provisions or portions of this Release will be unaffected thereby and will remain in full force and effect to the fullest extent permitted by law.
     The respective rights and obligations of the parties hereunder will survive termination of this Release to the extent necessary for the intended preservation of such rights and obligations.
     This Release will be governed by and construed and interpreted in accordance with the laws of the State of Delaware without reference to the principles of conflict of law.

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FOR EMPLOYEES AGE 40 OR OLDER ONLY:
     I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under ADEA. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (A) my waiver and release do not apply to any rights or claims that may arise on or after the date I execute this Release; (B) I have the right to consult with an attorney prior to executing this Release; (C) I have 45 days to consider this Release (although I may choose to voluntarily execute this Release earlier); (D) I have 7 days following the execution of this Release by the parties to revoke the Release; (E) this Release will not be effective until the date upon which the revocation period has expired, which will be the eighth day after this Release is executed by me; and (F) I have received with this Release a detailed list of the job titles and ages of all employees who were terminated in this group termination and the ages of all employees of the Company in the same job classification or organizational unit who were not terminated.

[Name of Employee]

Date:

4

Attachment to Release
     The following information is provided to comply with the Older Workers Benefit Protection Act. Capitalized terms used herein but not defined will have the meanings given them in the General Release to which this Attachment is attached. Attached are the ages of all employees of Republic Property Trust, Republic Property Limited Partnership and Republic Property TRS (collectively, the “Company”) who are eligible to receive the severance benefits described in The Republic Property Trust, Republic Property Limited Partnership and Republic Property TRS Change in Control Severance Plan (the “Plan”) by signing a Release constituting a general release of all claims:
(1)	The decisional unit is the Company.

(2)	The attachment includes a listing of the ages and job titles of all employees of the Company who are eligible to receive the severance benefits described in the Plan by signing a Release constituting a general release of all claims.

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JOB CLASSIFICATION AND AGE OF EMPLOYEES
ELIGIBLE FOR SEVERANCE BENEFITS

Age of Those Not Selected for
Job Title	Selected Persons by Age	Termination

Appendix D
Detailed Claims Procedures
      1. Claims Procedure.
          (a) Initial Claims. All claims will be presented to the Plan Administrator in writing. Within 90 days after receiving a claim, a claims official appointed by the Plan Administrator will consider the claim and issue his or her determination thereon in writing. The claims official may extend the determination period for up to an additional 90 days by giving the Claimant written notice. The initial claim determination period can be extended further with the consent of the Claimant. Any claims that the Claimant does not pursue in good faith through the initial claims stage will be treated as having been irrevocably waived.
          (b) Claims Decisions. If the claim is granted, the benefits or relief the Claimant seeks will be provided. If the claim is wholly or partially denied, the claims official will, within 90 days (or a longer period, as described above), provide the Claimant with written notice of the denial, setting forth, in a manner calculated to be understood by the Claimant: (i) the specific reason or reasons for the denial; (ii) specific references to the provisions on which the denial is based; (iii) a description of any additional material or information necessary for the Claimant to perfect the claim, together with an explanation of why the material or information is necessary; and (iv) appropriate information as to the steps to be taken if the claimant wishes to submit his or her claim for review, including the time limits applicable to such procedures, and a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse decision upon review. If the Claimant can establish that the claims official has failed to respond to the claim in a timely manner, the Claimant may treat the claim as having been denied by the claims official.
          (c) Appeals of Denied Claims. Each Claimant will have the opportunity to appeal the claims official’s denial of a claim in writing to an appeals official appointed by the Plan Administrator (which may be a person, committee, or other entity). A Claimant must appeal a denied claim within 60 days after receipt of written notice of denial of the claim, or within 60 days after it was due if the Claimant did not receive it by its due date. The Claimant (or his or her duly authorized representative) may review pertinent documents in connection with the appeals proceeding and may present issues, comments and documents in writing relating to the claim. The review will take into account all comments, documents, records and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit claim determination. Any claims that the Claimant does not pursue in good faith through the appeals stage, such as by failing to file a timely appeal request, will be treated as having been irrevocably waived.

     (d) Appeals Decisions. The decision by the appeals official will be made not later than 60 days after the written appeal is received by the Plan Administrator, unless special circumstances require an extension of time, in which case a decision will be rendered as soon as possible, but not later than 120 days after the appeal was filed, unless the Claimant agrees to a further extension of time. The appeal decision will be in writing, will be set forth in a manner calculated to be understood by the Claimant, and will include specific reasons for the decision, specific references to the provisions on which the decision is based, if applicable, a statement that the claimant is entitled to receive upon request and free of charge reasonable access to and copies of all documents, records and other information relevant to the claimant’s claim for benefits, as well as a statement of the claimant’s right to bring an action under Section 502(a) of ERISA. If a Claimant does not receive the appeal decision by the date it is due, the Claimant may deem his or her appeal to have been denied.
     (e) Procedures. The Plan Administrator will adopt procedures by which initial claims will be considered and appeals will be resolved; different procedures may be established for different claims. All procedures will be designed to afford a Claimant full and fair consideration of his or her claim.

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Appendix E
Additional Information
Rights under ERISA
     As a participant in the Plan, you are entitled to certain rights and protections under ERISA. ERISA provides that all Plan participants will be entitled to:
Receive Information About Your Plan and Benefits
     1. Examine, without charge, at the Plan Administrator’s office and at certain Company offices, all Plan documents including collective bargaining agreements, if any, and copies of all documents filed by the Plan with the U.S. Department of Labor, and available at the Public Disclosure Room of the Pension and Welfare Benefit Administration, such as annual reports and Plan descriptions.
     2. Obtain, upon written request to the Plan Administrator, copies of documents governing the operation of the Plan, including collective bargaining agreements and copies of the latest annual report (Form 5500 Series) and updated summary plan description. The Plan Administrator may make a reasonable charge for the copies.
     3. Obtain upon written request to the Plan Administrator information as to whether a particular employer or employer organization is a sponsor of the Plan and the address of any employer or employer organization that is a plan sponsor. Your beneficiaries also have a right to obtain this information upon written request to the Plan Administrator.
     4. Receive a summary of the Plan’s annual financial report. The Plan Administrator is required by law to furnish each participant with a copy of this summary annual report.
     5. Receive a written explanation of why a claim for benefits has been denied, in whole or in part, and a review and reconsideration of the claim.
     6. Continue health care coverage for yourself, spouse or dependent if there is a loss of coverage as a result of a qualifying event. You or your dependents may have to pay for such coverage. Review this Plan and summary plan description on the rules governing your COBRA continuation coverage rights.
Prudent Actions by Plan Fiduciaries
     In addition to creating rights for Plan participants, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plan. The people who operate your Plan, called “fiduciaries” of the Plan, have a duty to do so prudently and in the interest of you and other Plan participants and beneficiaries. No one, including the Company, your union, or any other person, may fire you or otherwise discriminate against you in any way to prevent your from obtaining a welfare benefit or exercising your right under ERISA. However, this rule neither guarantees continued employment, nor affects the Company’s right to terminate your employment for other reasons.

Enforce Your Rights
     If your claim for a welfare benefit is denied or ignored, in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules.
     Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request a copy of plan documents or the latest annual report from the Plan and do not receive them within thirty (30) days, you may file suit in a Federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator. If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or Federal court. In addition, if you disagree with the Plan’s decision or lack thereof concerning the qualified status of a domestic relations order or a medical child support order, you may file suit in Federal court. If it should happen that Plan fiduciaries misuse the Plan’s money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.
Assistance with Your Questions
     If you have any questions about your Plan, you should contact the Plan Administrator. If you should have any questions about this statement or about your rights under ERISA, or if you need assistance in obtaining documents from the Plan Administrator, you should contact the nearest office of the Pension and Welfare Benefits Administration, U. S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquires, Pension and Welfare Benefits Administration, U. S. Department of Labor, 200 Constitution Avenue N. W., Washington, D. C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Pension and Welfare Benefits Administration.

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Administrative Information

Name of Plan:	The Republic Property Trust, Republic Property Limited Partnership and Republic Property TRS Change in Control Severance Plan

Plan Administrator:	Compensation Committee of the
Board of Trustees of Republic Property Trust
13861 Sunrise Valley Drive, Suite 410
Herndon, VA 20171
Tel: 703-880-2900
Fax: 703-880-2901

Type of Administration:	Self-Administered

Type of Plan:	Severance Pay Employee Welfare Benefit Plan

Employer Identification Number:	20-3241867

Direct Questions Regarding the Plan to:	General Counsel Republic Property Trust
13861 Sunrise Valley Drive, Suite 410
Herndon, VA 20171
Tel: 703-880-2900
Fax: 703-880-2901

Agent for Service of Legal Process:	General Counsel Republic Property Trust
13861 Sunrise Valley Drive, Suite 410
Herndon, VA 20171
Tel: 703-880-2900
Fax: 703-880-2901

Service of Legal Process may also be made upon the Plan Administered

Plan Year:	Calendar Year

Plan Number:	502